Exhibit 23.2

Consent Of Geological Consultant

                             Glen Macdonald

                       625 Howe Street, Suite 425

                       Vancouver, British Columbia

                             Canada  V6C 2T6

                        Telephone: (604) 608-0400

March 18, 2005

I hereby consent to the inclusion and reference of my report dated December 15, 2004, entitled "Summary Geology Report on the Gab Property, Cross Lake Area, South Mining Distinct, Northwest Territories” in the Registration Statement on Form SB-2 filed by Palomine Mining Inc. with the United States Securities and Exchange Commission.  I confirm that I have reviewed Palomine Mining Inc.’s summary of my geological report in its registration statement and concur will its contents.  I also consent to the inclusion of my name as an expert in Palomine Mining Inc.’s registration statement and the filing of this consent as an exhibit to its registration statement.

/s/ Glen Macdonald

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Glen Macdonald

Professional Geologist